US AIRWAYS REACHES $125 MILLION AGREEMENT
WITH INVESTOR GROUP TO FUND RESTRUCTURING

Financing to Provide Additional Liquidity During Restructuring
That Converts to Equity Upon Emergence

ARLINGTON, Va., Feb. 18, 2005 - US Airways Group, Inc. today announced that it has reached agreement with Eastshore Aviation, LLC, an investment entity owned by Air Wisconsin Airlines Corp., and shareholders, on a $125 million financing commitment to provide a substantial portion of the equity funding for a plan of reorganization (POR).

The $125 million facility will be made in the form of a debtor-in-possession (DIP) term loan, to be drawn in the amount of $75 million (immediately upon approval by the U.S. Bankruptcy Court) and two subsequent $25 million increments. This loan would be second only to the Air Transportation Stabilization Board (ATSB) loan with regard to the company's assets that are pledged as collateral. Upon emergence from Chapter 11, the $125 million financing package would then convert to equity in the reorganized US Airways.

Air Wisconsin, based in Appleton, Wis., is the nation's largest privately held regional airline. In 2004, its 87 all-jet fleet generated approximately $700 million in revenue and flew more than 7 million passengers under the United Express brand. As part of this agreement, US Airways and Air Wisconsin will enter into an air services agreement under which Air Wisconsin may, but is not required to, provide regional jet service under the US Airways Express brand. Air Wisconsin's arrangements with United Airlines are unaffected by this agreement with US Airways.

"This agreement has a number of benefits that are consistent with our restructuring efforts," said Bruce R. Lakefield, US Airways president and chief executive officer. "As an initial investor, Eastshore is providing us with short-term liquidity and also is demonstrating support for our restructuring and interest in a longer-term relationship with US Airways. Air Wisconsin is a top-notch airline that has had its own success in completing a turnaround, so we see tremendous upside from building a business and financial relationship."

"US Airways has done a remarkable job in its restructuring efforts and has built a solid foundation from which to grow. We and Air Wisconsin look forward to the opportunity to be part of its success," said Eastshore principal Richard Bartlett.

Terms of the agreement will be filed with the U.S. Bankruptcy Court for the eastern district of Virginia, where the US Airways case is being heard. The DIP facility, which is subject to Bankruptcy Court approval, will be secured by liens and security interests in the same package of US Airways assets that are pledged as collateral to the ATSB, with the ATSB in the first priority position, and Eastshore in the second position. In addition to the DIP financing facility, the agreement provides for the conversion of the DIP into equity, in the form of new common stock, that will be issued in conjunction with US Airways' emergence from Chapter 11.

"This agreement with Eastshore Aviation provides the cornerstone from which we can obtain additional financing and construct a plan of reorganization," said Lakefield. "While we have more work to do, this is another positive signal to the marketplace."

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group (the "company") with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the company to maintain adequate liquidity; the ability of the company to absorb escalating fuel costs; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the company's liquidity or results of operations; the ability of the company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the company's reports to the SEC. There may be other factors not identified above of which the company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.